UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2024

Commission File Number	Name of Registrant, Address of Principal Executive Offices and Telephone Number	State of Incorporation	IRS Employer Identification No.

1-16681	Spire Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504

1-1822	Spire Missouri Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	43-0368139

2-38960	Spire Alabama Inc. 605 Richard Arrington Blvd N Birmingham, AL 35203 205-326-8100	Alabama	63-0022000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act (only applicable to Spire Inc.):

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock $1.00 par value	SR	New York Stock Exchange LLC

Depositary Shares, each representing a 1/1,000th interest in a share of 5.90% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $25.00 per share	SR.PRA	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 11, 2024, Spire Inc. (“Spire”), Spire Missouri Inc. (“Spire Missouri”) and Spire Alabama Inc. (“Spire Alabama” and, together with Spire and Spire Missouri, each, a “Borrower” and, collectively, the “Borrowers”) entered into a Second Amended and Restated Loan Agreement among the Borrowers, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto as Banks (the “Loan Agreement”). The Loan Agreement amends, restates and replaces the Amended and Restated Loan and Security Agreement dated as of July 22, 2022, among the Borrowers, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, as amended by a First Amendment to Amended and Restated Loan Agreement dated as of January 5, 2023, and a Second Amendment to Amended and Restated Loan Agreement dated as of September 29, 2023.

Each Borrower and its affiliates has or may have customary banking relationships with one or more of the banks under the Loan Agreement for the provision of a variety of financial services, including commercial paper dealer, pension fund trustee, cash management, investment banking, and lockbox services, none of which are material individually or in the aggregate with respect to any individual party.

The Loan Agreement has an aggregate credit commitment of $1.5 billion, including sublimits of $525 million for Spire, $700 million for Spire Missouri, and $275 million for Spire Alabama. These sublimits may be reallocated from time to time among the three Borrowers within the $1.5 billion aggregate commitment. In certain situations, the Borrowers may request an increase in the aggregate revolving credit commitment of up to $500 million (to a total of $2 billion). The Loan Agreement also provides for letters of credit available to the Borrowers in an aggregate amount up to $40 million and swingline loans in an aggregate amount up to $125 million. Letters of credit and swingline loans are sublines of credit under the Loan Agreement and count against the total commitment amount available. Each Borrower expects to use the Loan Agreement for general corporate purposes, including short-term borrowings and letters of credit. Loans or other credit extensions under the Loan Agreement to a Borrower constitute obligations of only that Borrower, and do not constitute obligations of the other Borrowers.

The Loan Agreement contains affirmative and negative covenants customary for such agreements, including, among other things, limitations on certain types of acquisitions, investments, and sales of property. The Loan Agreement also contains financial covenants limiting each Borrower’s consolidated debt to 70% of such Borrower’s consolidated capitalization. The calculation is more specifically described in the Loan Agreement. The Loan Agreement also contains customary events of default, including, without limitation, payment defaults, covenant defaults, material inaccuracy of representations and warranties, certain events of bankruptcy and insolvency, cross defaults to certain other agreements, and the entry of certain judgments not appealed or satisfied.

Under the Loan Agreement, revolving credit borrowings will bear interest at either an adjusted base rate or an adjusted term SOFR rate, at each Borrower’s option, plus, in either case, an applicable margin. The base rate is the highest of (a) Wells Fargo Bank’s prime rate, (b) the federal funds rate plus 0.5%, (c) an adjusted term SOFR rate for a tenor of one month plus 1%, or (d) 1%. The additional margin applicable to adjusted base rate loans varies between 0% and 0.5%, depending on the applicable Borrower’s senior unsecured debt rating as determined by S&P, Fitch or Moody’s. The adjusted term SOFR rate is the sum of term SOFR for an interest period of 1, 3 or 6 months, as the applicable Borrower may select, plus a SOFR adjustment spread of 0.1%. The additional margin applicable to adjusted term SOFR loans varies between 0.875% and 1.5%, depending on the applicable Borrower’s senior unsecured debt rating as determined by S&P, Fitch or Moody’s. Certain interest rates are subject to a floor of 0%.

Swingline loans bear interest, at the applicable Borrower’s option, at either (a) an adjusted base rate plus an applicable margin (in each case as described above with respect to revolving credit loans) or (b) a daily floating interest rate equal to term SOFR for an interest period of one month, plus a term SOFR adjustment spread of 0.1%, plus an additional margin that varies between 0.875% and 1.5%, depending on the applicable Borrower’s senior unsecured debt rating as determined by S&P, Fitch or Moody’s.

Fees on letters of credit accrue at annual rate that varies between 0.875% and 1.5%, depending on the applicable Borrower’s senior unsecured debt rating as determined by S&P, Fitch or Moody’s. Other fees may also be charged by the bank that issues a letter of credit.

Revolving credit loan borrowings by Spire Missouri or Spire Alabama under the Loan Agreement are due within 364 days after being made.

Each Borrower has paid certain upfront fees to certain of the banks for the Loan Agreement and, during the term of the Loan Agreement, each Borrower will pay the banks a commitment fee on the unused portion of the credit made available to it under the Loan Agreement. That fee varies between 0.075% and 0.225% depending on the applicable Borrower’s senior unsecured debt rating, as determined by S&P, Fitch or Moody’s.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

10.1
Second Amended and Restated Loan Agreement, dated October 11, 2024, among Spire Inc., Spire Missouri Inc., Spire Alabama Inc., Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto as Banks.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spire Inc.
Date:	October 18, 2024	By:	/s/ Adam W. Woodard
Adam W. Woodard Vice President, Treasurer

Spire Missouri Inc.
Date:	October 18, 2024	By:	/s/ Adam W. Woodard
Adam W. Woodard Vice President, Chief Financial Officer and Treasurer

Spire Alabama Inc.
Date:	October 18, 2024	By:	/s/ Adam W. Woodard
Adam W. Woodard Vice President, Chief Financial Officer and Treasurer